                                                               Exhibit 1.1

                                                                     DRAFT


                                345,000 Shares
                   (subject to increase up to 396,750 shares
                     in the event of an oversubscription)

                              PCB HOLDING COMPANY
                      (an Indiana-chartered corporation)

                                 COMMON STOCK
                          ($0.01 Par Value Per Share)

                     Subscription Price:  $10.00 Per Share

                               AGENCY AGREEMENT



                                                                    May __, 1998


Capital Resources, Inc.
1211 Connecticut Avenue
Suite 200
Washington, D.C. 20036

Ladies and Gentlemen:

     PCB Holding Company (the "Holding Company") and Peoples Building and Loan Association, F.A., a federally chartered mutual savings association ("Association"), with its deposit accounts insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC"), hereby confirm their agreement with Capital Resources, Inc. ("Capital Resources") as follows:

     SECTION 1. THE OFFERING. The Association, in accordance with and pursuant to its plan of conversion adopted by the Board of Directors of the Association (the "Plan"), intends to be converted from a federally chartered mutual savings association to a federally chartered stock savings association and will change its name to Peoples Community Bank and sell all of its issued and outstanding stock to the Holding Company. These events along with the simultaneous issuance of common stock by the Holding Company are referred to as the "Conversion." The Holding Company will offer and sell its common stock (the "Common Stock" or the "Shares") in a subscription offering ("Subscription Offering") to (1) depositors of the Association with $50.00 or more on deposit as of December 31, 1996 ("Eligible Account Holders"), (2) depositors of the Association with $50.00 or more on deposit as of March 31, 1998 ("Supplemental Eligible Account Holders") and (3) deposit account holders of the Association as of a voting record date and borrowers of the Association with loans outstanding as of February 25, 1998 which continue to be outstanding as of a voting record date ("Other Members"). Subject to the prior subscription rights of the above-listed parties, the Holding Company may offer for sale in a direct community offering (the "Community Offering," and when referred to together with the Subscription Offering, the "Subscription and Community Offerings") conducted after the Subscription Offering, the Shares not so subscribed for or ordered in the Subscription Offering to the general public

(all such offerees being referred to in the aggregate as "Eligible Offerees"). It is acknowledged that the purchase of Shares in the Subscription and Community Offerings is subject to maximum and minimum purchase limitations as described in the Plan and that the Holding Company may reject in whole or in part any subscriptions received from subscribers in the Community Offering.

     The Holding Company and the Association desire to retain Capital Resources to assist the Holding Company with its sale of the Shares in the Subscription and Community Offerings and, if deemed necessary by the Holding Company, in a syndicated community offering. By and through this Agreement, the Holding Company and the Association confirm the retention of Capital Resources to assist the Holding Company and the Association during the Subscription and Community Offerings.

     The Holding Company has filed with the Securities and Exchange Commission (the "SEC") a registration statement on Form SB-2 (File No. 333-48191) containing a prospectus relating to the Subscription and Community Offerings for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially becomes effective, is hereinafter called the "Prospectus", except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the rules and regulations of the SEC under the 1933 Act (the "1933 Act Regulations") differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time the prospectus is filed with or mailed to the SEC for filing.

     In accordance with Title 12, Part 563b of the Code of Federal Regulations (the "Conversion Regulations"), the Association has filed with the Office of Thrift Supervision (the "OTS") an Application for Approval of Conversion on Form AC (the "Conversion Application") including the Prospectus and has filed such amendments thereto, if any, as may have been required by the OTS. The Conversion Application has been approved by the OTS. The Holding Company has filed with the OTS its application on Form H-(e)1-S (the "Holding Company Application") to acquire the Association under the Home Owners' Loan Act, as amended ("HOLA").

     SECTION 2. RETENTION OF CAPITAL RESOURCES; COMPENSATION; SALE AND DELIVERY OF THE SHARES. Subject to the terms and conditions herein set forth, the Holding Company and the Association hereby appoint Capital Resources as their agent to advise and assist the Holding Company and the Association with the Holding Company's sale of the Shares in the Subscription and Community Offerings.

     On the basis of the representations, warranties, and agreements herein contained, but subject to the terms and conditions herein set forth, Capital Resources accepts such appointment and agrees to consult with and advise the Holding Company and the Association as to matters relating to the Conversion and the Subscription and Community Offerings. It is acknowledged by the Holding Company and the Association that Capital Resources shall not be required to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The obligations of Capital Resources pursuant to this Agreement shall terminate upon the completion or termination or abandonment of the Plan by the Holding Company or the Association or upon termination of the Subscription and Community Offerings, or if the terms of the Conversion are substantially amended so as to materially and adversely change the role of Capital Resources, but in no event later than 45 days after the completion of the Subscription and Community Offerings (the "End

Date"). All fees due to Capital Resources but unpaid will be payable to Capital Resources in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Subscription and Community Offerings are extended beyond the End Date, the Holding Company, the Association and Capital Resources may mutually agree to renew this Agreement under mutually acceptable terms.

     In the event the Holding Company determines to proceed with a syndicated community offering managed by Capital Resources, the Holding Company will be responsible for paying a fee (negotiated at such time) to members of the syndicate of registered broker dealers that is formed by Capital Resources and will pay a related management fee to Capital Resources (negotiated at such time) and Capital Resources and the Holding Company will jointly agree to the form of a selected dealer's agreement.

     In the event the Holding Company is unable to sell a minimum of 255,000 Shares within the period herein provided, this Agreement shall terminate, and the Holding Company shall refund to any persons who have subscribed for any of the Shares the full amount which it may have received from them plus accrued interest as set forth in the Prospectus; and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 7, 9 and 10 hereof.

     In the event the closing does not occur, the Conversion is terminated or otherwise abandoned, or the terms of the Conversion are substantially amended so as to materially and adversely change the role of Capital Resources, Capital Resources shall be reimbursed for all reasonable legal fees and out-of-pocket expenses for rendering financial advice to the Association concerning the structure of the Conversion, preparing a market and financial analysis, performing due diligence and assisting in the preparation of the Application for Conversion and the Registration Statement, which shall be paid upon such termination, abandonment or amendment or within five days of such event. The amount of reimbursement is limited by Section 2(b).

     If all conditions precedent to the consummation of the Conversion, including, without limitation, the sale of all Shares required by the Plan to be sold, are satisfied, the Holding Company agrees to issue or have issued the Shares sold in the Subscription and Community Offerings and to release for delivery certificates for such Shares on the Closing Date (as hereinafter defined) against payment to the Holding Company by any means authorized by the Plan, provided, however, that except as otherwise required by law, no certificates shall be released for such shares until the conditions specified in Sections 4(a) and 7 hereof shall have been complied with. The release of Shares against payment therefor shall be made on a date and at a time and place acceptable to the Holding Company, the Association and Capital Resources. The date upon which the Holding Company shall release or deliver the Shares sold in the Subscription and Community Offerings, in accordance with the terms hereof, is herein called the "Closing Date."

     Capital Resources shall receive the following compensation for its services hereunder:

     (a) a fixed marketing fee of $50,000;

     (b) Capital Resources shall be reimbursed for all reasonable out-of-pocket expenses, including, but not limited to, legal fees, travel, communications and postage, incurred by it whether or not the Conversion is successfully completed as set forth in Section 7 hereof. Reimbursement for Capital Resources' legal and other expense hereunder shall not exceed $22,000 and $10,000 respectively, unless the Association has approved such expense prior to its incurrence. Capital Resources shall be reimbursed promptly for all out-of-pocket expenses upon receipt by the Holding Company or the Association of a monthly itemized bill summarizing such expenses since the date of the last bill, if any, to the date of the current bill.

     All subscription funds received by Capital Resources (and if by check shall be made payable to the Holding Company) shall be transmitted (either by U.S. Mail or similar type of transmittal) to the Holding Company by noon of the following business day.

     SECTION 3. PROSPECTUS; SUBSCRIPTION AND COMMUNITY OFFERINGS. The Shares are to be initially offered in the Subscription and Community Offerings at the Purchase Price as set forth on the cover page of the Prospectus.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. The Holding Company and the Association jointly and severally represent and warrant to Capital Resources as follows:

     (a) The Registration Statement was declared effective by the SEC on May __, 1998. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 9 hereof) authorized by the Holding Company or the Association for use in connection with the Subscription and Community Offerings did not contain an untrue statement of a material fact or except as to any Blue Sky Application, omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with or mailed to the SEC for filing and at the Closing Date referred to in Section 2, the Registration Statement including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 9 hereof) authorized by the Holding Company or the Association for use in connection with the Subscription and Community Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 4(a) shall not apply to statements in or omissions from such Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Holding Company or the Association by Capital Resources expressly and specifically regarding Capital Resources for use under the captions "The Conversion - Syndicated Community Offering," "- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings," or "- Description of Sales Activities," or for inclusion in any Blue Sky Application or Sales Information, as such terms are defined herein.

     (b) The Conversion Application, including the Prospectus, was approved by the OTS on ___________ __, 1998. At the time of the approval of the Conversion Application, including the Prospectus, by the OTS (including any amendment or supplement thereto) and at all times subsequent thereto until the Closing Date, the Conversion Application, including the Prospectus, will comply in all material respects with the Conversion Regulations and any other rules and regulations of the OTS. The Conversion Application, including the Prospectus (including any amendment or supplement thereto), does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that representations or warranties in this Section 4(b) shall not apply to statements in or omissions from such Conversion Application or Prospectus made in reliance upon and in conformity with written information furnished to the Association by Capital Resources expressly and specifically regarding Capital Resources for use in the Prospectus contained in the Conversion Application under the captions "The Conversion - Syndicated Community Offering," "- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings," or "-Description of Sales Activities."

     (c) The Holding Company has filed with the OTS the Holding Company Application and will have received, as of the Closing Date, approval of its acquisition of the Association from the OTS.

     (d) No order has been issued by the OTS, the SEC, the FDIC (and hereinafter reference to the FDIC shall include the SAIF), or, to the best knowledge of the Holding Company or the Association, any State regulatory or Blue Sky authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Conversion is, to the best knowledge of the Association or the Holding Company, pending or threatened.

     (e) At the Closing Date referred to in Section 2, the Plan will have been adopted by the Board of Directors of both the Holding Company and the Association, the Holding Company and the Association will have completed all material conditions precedent to the Conversion and the offer and sale of the Shares will have been conducted in accordance with the Plan, the Conversion Regulations and all other applicable laws, regulations, and all written terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Holding Company or the Association by the OTS (including the OTS approval order described in paragraph (b) of this Section 4), the SEC or any other regulatory authority and in the manner described in the Prospectus. At the Closing Date, no person will have sought to obtain review of the final action of the OTS, to the knowledge of the Holding Company or the Association, in approving the Plan or in approving the Conversion or the Holding Company's application to acquire all of the capital stock and control of the Association pursuant to the HOLA or any other statute or regulation.

     (f) The Association is now an organized and validly existing federally chartered savings association in mutual form of organization and upon the Conversion will become a duly organized and validly existing federally chartered savings association in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Holding Company and the Association have obtained all material licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses; all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company and the Association are in all material respects complying with all material laws, rules, regulations and orders applicable to the operation of their businesses; and the Association is duly qualified as a foreign corporation to transact business in each jurisdiction in which its ownership of property or leasing of properties or the conduct of its business requires such qualification, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Association. The Association does not own equity securities or any equity interest in any other business enterprise except as described in the Prospectus. Upon the completion of the Conversion of the

Association pursuant to the Plan to a federally chartered stock savings bank,
(i) all of the authorized and outstanding capital stock of the Association will be owned by the Holding Company, and (ii) the Holding Company will have no direct subsidiaries other than the Association. The Conversion will have been effected in all material respects in accordance with all applicable statutes, regulations, decisions and orders except to the extent compliance therewith shall have been waived by OTS; and except with respect to the filing of certain post-sale, post-conversion reports and documents in compliance with the 1933 Act Regulations or the OTS's resolutions or letters of approval. All terms, conditions, requirements and provisions with respect to the Conversion imposed by the SEC, the OTS and the FDIC, if any, will have been complied with by the Holding Company and the Association in all material respects or appropriate waivers will have been obtained and all material notice and waiting periods will have been satisfied, waived or elapsed.

     (g) The Holding Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and the Holding Company is qualified to do business as a foreign corporation in any jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the financial condition or the business operations or income of the Holding Company.

     (h) The Association is a member of the Federal Home Loan Bank of Indianapolis ("FHLB-Indianapolis"); and the deposit accounts of the Association are insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders will be duly established in accordance with the requirements of the Conversion Regulations.

     (i) The Holding Company and the Association have good and marketable title to all assets owned by them which are material to the business of the Holding Company and the Association and to those assets described in the Registration Statement and Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Registration Statement and Prospectus or are not materially significant or important in relation to the business of the Holding Company and the Association; and all of the leases and subleases material to the business of the Holding Company and the Association under which the Holding Company or the Association holds properties, including those described in the Registration Statement and Prospectus, are in full force and effect.

     (j) The Association has received an opinion of its counsel, Breyer & Aguggia, ("B&A") with respect to the federal income tax consequences and Monroe Shine & Co., Inc. with respect to state income tax consequences of, and other matters relating to the Conversion of the Association from mutual to stock form as described in the Registration Statement and the Prospectus; all material aspects of the opinion of B&A are accurately summarized in the Prospectus; and the facts and representations upon which such opinion is based are truthful, accurate and complete, and neither the Association nor the Holding Company will take any action inconsistent therewith.

     (k) The Holding Company and the Association have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Capital Stock of the Association to the Holding Company and Shares to be sold by the Holding Company as provided herein and as described in the

Prospectus. The consummation of the Conversion, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Association and this Agreement has been validly executed and delivered by the Holding Company and the Association and is the valid, legal and binding agreement of the Holding Company and the Association enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings and loan holding companies, the accounts of whose subsidiaries are insured by the FDIC or by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent, if any, that the provisions of Sections 9 and 10 hereof may be unenforceable as against public policy).

     (l) The Holding Company and the Association are not in violation of any written directive which has been delivered to the Holding Company or the Association or of which management of the Holding Company or the Association has actual knowledge from the OTS, the SEC, the FDIC or any other agency to make any material change in the method of conducting their businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the SEC and the FDIC) and except as set forth in the Registration Statement and the Prospectus there is no suit or proceeding or, to the knowledge of the Holding Company or the Association, charge, investigation or action before or by any court, regulatory authority or governmental agency or body, pending or, to the knowledge of the Holding Company or the Association, threatened, which might materially and adversely affect the Conversion, the performance of this Agreement or the consummation of the transactions contemplated in the Plan and as described in the Registration Statement or which specifically involves the Holding Company or the Association and which might result in any material adverse change in the condition (financial or otherwise), earnings, capital, properties, business affairs or business prospects of the Holding Company or the Association or which would materially affect their properties and assets.

     (m) The financial statements which are included in the Registration Statement and which are part of the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations and generally accepted accounting principles ("GAAP") (including those requiring the recording of certain assets at their current market value). To the knowledge of the Holding Company and the Association, such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied through the periods involved, present fairly in all material respects the information required to be stated therein and are consistent with the most recent financial statements and other reports filed by the Association with the OTS and the FDIC, except that accounting principles employed in such filings conform to requirements of such authorities and not necessarily to generally accepted accounting principles. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements, if any, of the Association included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

     (n) Since the date as of which the Registration Statement was declared effective by the SEC: (i) there has not been any material adverse change, financial or otherwise, in the condition of the Holding Company or the Association, or of the Holding Company and the Association considered as one enterprise, or in the earnings, capital or properties of the Holding Company or the Association, whether or not arising in the ordinary course of business,
(ii) there has not been any other material change which would require an amendment to the Prospectus; (iii) the Association has not issued any securities or incurred any liability or obligation for borrowing other than in the ordinary course of business; (iv) there have not been any material transactions entered into by the Holding Company or the Association, except with respect to those transactions entered into in the ordinary course of business; and (v) the capitalization, liabilities, assets, properties and business of the Holding Company and the Association conform in all material respects to the descriptions thereof contained in the Prospectus, and neither the Holding Company nor the Association have any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

     (o) As of the date hereof and as of the Closing Date, neither the Holding Company nor the Association is in violation of its articles of incorporation or charter, respectively, or its bylaws (and the Association will not be in violation of its charter or bylaws in capital stock form as of the Closing Date) or in default in the performance or observance of any material obligation, agreement, covenant, or condition contained in any material contract, lease, loan agreement, indenture or other instrument to which it is a party or by which it, or any of its property may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital or properties of the Holding Company or the Association or which would materially affect their properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the articles of incorporation and bylaws of the Holding Company, the charter and bylaws of the Association (in either mutual or capital stock form), or any material contract, lease or other instrument to which the Holding Company or the Association has a beneficial interest, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Holding Company or the Association; or (iii) with the exception of the liquidation account established in the Conversion, result in the creation of any material lien, charge or encumbrance upon any property of the Holding Company or the Association.

     (p) All material instruments and agreements to which the Holding Company or the Association is a party or by which any of them. or any of their property is bound or affected in any respect which, in any such cases, is material to the Holding Company or the Association on a consolidated basis are in full force and effect; no other party to any such instruments or agreements has instituted or, to the best knowledge of the Holding Company or the Association, threatened any action or proceeding wherein the Holding Company or the Association would or might be alleged to be in default thereunder.

     (q) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Registration Statement under the caption "Capitalization," and no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date referred to in Section 2; the Shares will have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares will not violate any preemptive rights; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. To the knowledge of the Association and the Holding Company, upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third party claimants.

     (r) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the approval of the OTS, the SEC and any necessary qualification or registration under the securities or blue sky laws of the various states in which the Shares are to be offered and as may be required under the regulations of the National Association of Securities Dealers, Inc. ("NASD") and the National Quotation Bureau, Inc. or the OTC-Bulletin Board.

     (s) Monroe Shine & Co., Inc. ("M&S") has certified the financial statements of the Association included in the Registration Statement at and for the two years ended December 31, 1997, and M&S is with respect to the Holding Company and the Association an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3) and the 1933 Act and the 1933 Act Regulations.

     (t) The Holding Company and the Association have (subject to all properly obtained extensions) timely filed all required federal and state tax returns, have paid all taxes that have become due and payable in respect of such returns, have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.

     (u) Appropriate arrangements have been made for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for as described in the Prospectus, with provision for refund to the purchasers in the event that the Conversion is not completed for whatever reason or for delivery to the Holding Company if all Shares are sold.

     (v) The Holding Company and the Association are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

     (w) To the knowledge of the Holding Company and the Association, none of the Holding Company, the Association nor directors or employees of the Holding Company or the Association have made any payment of funds of the Holding Company or the Association as a loan to any person other than the employee stock ownership plan trust for the purchase of the Shares.

     (x) Prior to the Conversion, the Association was not authorized to issue shares of capital stock and neither the Holding Company nor the Association has:
(i) issued any securities within the last 18 months (except for notes to evidence other bank loans and reverse repurchase agreements or other liabilities); (ii) had any material dealings within the twelve months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the proposed Subscription and Community Offerings and routine purchases and sales of U.S. government and agency securities and other investment securities; (iii) entered into a financial or management consulting agreement except as contemplated hereunder; and (iv) engaged any intermediary between Capital Resources and the Holding Company and the Association in connection with the offering of Common Stock, and no person is being compensated in any manner for such service.

     (y) All pending legal proceedings to which the Holding Company or the Association is a party or of which any of their property is the subject which are not described in the Registration

Statement and the Prospectus, including ordinary routine litigation incidental to the business are, considered in the aggregate, not material.

     (z) To the knowledge of the Holding Company and the Association, the Holding Company and the Association comply in all material respects with all laws, rules and regulations relating to environmental protection, and neither the Holding Company nor the Association has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable in any material respect, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws. There are no actions, suits, regulatory investigations or other proceedings pending or, to the knowledge of the Holding Company or the Association, threatened against the Holding Company or the Association relating to environmental protection, nor does the Holding Company or the Association have any reason to believe any such proceedings may be brought against any of them.

     (aa) The only subsidiary of the Association is Peoples Building and Loan Service Corp., an inactive Indiana-chartered corporation that has no material assets or liabilities.

     Any certificates signed by an officer of the Holding Company or the Association and delivered to Capital Resources or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Holding Company or the Association to Capital Resources as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     SECTION 5.  REPRESENTATIONS AND WARRANTIES OF CAPITAL RESOURCES:

     (a) Capital Resources is a corporation and is validly existing in good standing under the laws of the District of Columbia with full power and authority to provide the services to be furnished to the Holding Company and the Association hereunder.

     (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Capital Resources, and this Agreement has been duly and validly executed and delivered by Capital Resources and is the legal, valid and binding agreement of Capital Resources, enforceable in accordance with its terms.

     (c) Each of Capital Resources and its employees, agents and representatives who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary, to perform such services and Capital Resources is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Holding Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.

     (d) The execution and delivery of this Agreement by Capital Resources, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or lapse of time or both would constitute a default) under, the certificate of incorporation of Capital Resources or any agreement, indenture or other instrument to which Capital Resources is a party or by which its property is bound, or law or regulation by which Capital Resources is bound.

     (e) Funds received by Capital Resources to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended.

     (f) Capital Resources will comply with all applicable laws and regulations in the performance of its obligations hereunder.

     SECTION 6. COVENANTS OF THE HOLDING COMPANY AND ASSOCIATION. The Holding Company and the Association hereby jointly and severally covenant with Capital Resources as follows:

     (a) The Holding Company has filed the Registration Statement with the SEC. The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Capital Resources and its counsel reasonable time to review such amendment or file any amendment or supplement to which amendment Capital Resources or its counsel shall reasonably object.

     (b) The Association has filed the Conversion Application and the Holding Company Application with the OTS. The Association will not, at any time after the date the Conversion Application is approved, file any amendment or supplement to the Conversion Application without providing Capital Resources and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Capital Resources or its counsel shall reasonably object.

     (c) The Holding Company and the Association will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the SEC and any post-effective amendment to the Conversion Application to be approved by the OTS and will immediately upon receipt of any information concerning the events listed below notify Capital Resources and promptly confirm the notice in writing: (i) when the Registration Statement, as amended, has become effective; (ii) when the Conversion Application, as amended, has been approved by the OTS; (iii) of the receipt of any comments from the SEC, the OTS or the FDIC or any other governmental entity with respect to the Conversion or the transactions contemplated by this Agreement; (iv) of the request by the SEC, the OTS or the FDIC or any other governmental entity for any amendment or supplement to the Registration Statement or for additional information; (v) of the issuance by the SEC, the OTS, the FDIC or any other governmental entity of any order or other action suspending the Subscription or Community Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Holding Company and the Association under the Conversion Regulations or other applicable law, or the threat of any such action; (vi) the issuance by the SEC, the OTS or the FDIC, or any other state authority, of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or (vii) of the occurrence of any event mentioned in paragraph (h) below. The Holding Company and the Association will make every reasonable effort to prevent the issuance by the SEC, the OTS or the FDIC, or any other state authority of any such order and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

     (d) The Holding Company and the Association will deliver to Capital Resources and to its counsel two conformed copies of each of the following documents, with all exhibits: the Conversion Application and the Holding Company Application, as originally filed and of each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Holding Company and the Association will deliver such additional copies of the foregoing documents to counsel for Capital Resources as may be required for any NASD filings. In addition, the

Holding Company and the Association will also deliver to Capital Resources such number of copies of the Prospectus, as amended or supplemented, as Capital Resources or its counsel may reasonably request.

     (e) The Holding Company will furnish to Capital Resources, from time to time during the period when the Prospectus (or any later prospectus related to this Offering) is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such prospectus (as amended or supplemented) as Capital Resources or its counsel may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the SEC thereunder. The Holding Company authorizes Capital Resources to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Shares by Capital Resources.

     (f) The Holding Company and the Association will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Conversion and the transactions contemplated thereby imposed by the SEC, by applicable Blue Sky laws and regulations, and by the 1933 Act, the 1934 Act and the rules and regulations of the SEC promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date and when the Prospectus is required to be delivered, the Holding Company and the Association will comply in all material respects, at their own expense, with all requirements imposed upon them by the OTS, the Conversion Regulations, the FDIC, the SEC, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the SEC promulgated under such statutes, including, without limitation, Regulation M under the 1934 Act, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (g) If, at any time during the period when the Prospectus relating to the Shares is required to be delivered, any event relating to or affecting the Holding Company or the Association shall occur, as a result of which it is necessary or appropriate, in the reasonable opinion of counsel for the Holding Company and the Association to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Holding Company and the Association will, at their sole expense, forthwith prepare, file with the SEC and the OTS and furnish to Capital Resources a reasonable number of copies of any amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance reasonably satisfactory to Capital Resources and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus reasonably is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Holding Company and the Association each will timely furnish to Capital Resources such information with respect to itself as Capital Resources may from time to time request.

     (h) The Holding Company and the Association will take all necessary actions, in cooperation with Capital Resources, to qualify or register the Shares for offering and sale by the Holding Company under the applicable securities or blue sky laws of such jurisdictions in which the shares are required under the Conversion Regulations to be sold or as Capital Resources and the Association may mutually agree; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been qualified or registered as above provided, the Holding Company will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdiction.

     (i) The liquidation account for the benefit of account holders with account balances of $50 or more as of the applicable record dates will be duly established and maintained in accordance with the requirements of the OTS.

     (j) The Holding Company and the Association will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the date hereof, without Capital Resources' prior written consent, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

     (k) The Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act concurrent with the stock offering pursuant to the Plan. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

     (l) During the period during which the Holding Company's common stock is registered under the 1934 Act or for three years from the date hereof, whichever period is greater, the Holding Company will furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and changes in financial position or cash flow statement of the Holding Company as at the end of and for such year, certified by independent public accountants and prepared in accordance with Regulation S-X or Regulation S-B under the 1934 Act).

     (m) During the period of three years from the date hereof, the Holding Company will furnish to Capital Resources: (i) a copy of each public report of the Holding Company furnished to or filed with the SEC under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including but not limited to, reports on Form 10-K, 10-KSB, 10-QSB, 10-Q and 8-K and all proxy statements and annual reports to stockholders), a copy of each public report of the Holding Company mailed to its stockholders or filed with the SEC or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional public documents and information with respect to the Holding Company or the Association as Capital Resources may reasonably request, and (ii) from time to time, such other publicly available information concerning the Holding Company and the Association as Capital Resources may reasonably request.

     (n) The Holding Company and the Association will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

     (o) Other than as permitted by the Conversion Regulations, the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Shares are qualified for sale, neither the Holding Company nor the Association will distribute any prospectus, offering circular or other offering material in connection with the offer and sale of the Shares.

     (p) The Holding Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Holding Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

     (q) The Holding Company will file with the SEC the information required pursuant to Rule 463 under the 1933 Act.

     (r) The Holding Company will use its best efforts to have quotations for its shares available on the OTC-Bulletin Board or the pink sheets of the National Quotation Bureau, Inc.

     (s) The Association will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Subscription and Community Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Association's obligation to refund payments received from persons subscribing for or ordering Shares in the Subscription and Community Offerings in accordance with the Plan as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Association will maintain such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Association to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

     (t) The Holding Company will register as a savings and loan holding company under the HOLA within the period required by applicable law.

     (u) The Holding Company and the Association will take such actions and furnish such information as are reasonably requested by Capital Resources in order for Capital Resources to ensure compliance with the "Interpretation of the Board of Governors of the NASD on Free Riding and Withholding."

     (v) The Association will not amend the Plan of Conversion without Capital Resources' prior written consent in any manner that, in the reasonable opinion of Capital Resources, would materially and adversely affect the sale of the Shares or the terms of this Agreement except to comply with any regulatory requirement.

     SECTION 7. PAYMENT OF EXPENSES. Whether or not this Agreement becomes effective, the Conversion is completed or the sale of the Shares by the Holding Company is consummated, the Holding Company and the Association jointly and severally agree to pay directly for or to reimburse Capital Resources for (to the extent that such expenses have been reasonably incurred by Capital Resources) (a) all filing fees and expenses incurred in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or blue sky laws of any jurisdictions Capital Resources and the Holding Company may agree upon pursuant to subsection (i) of
Section 6 above, including counsel fees paid or incurred by the Holding Company, the Association or Capital Resources in connection with such qualification or registration or exemption from qualification or registration; (b) all filing fees in connection with all filings with the NASD; (c) any stock issue or transfer taxes which may be payable with respect to the sale of the Shares to purchasers in the

Conversion; (d) reasonable and necessary expenses of the Conversion, including but not limited to, attorneys' fees, transfer agent, registrar and other agent charges, fees relating to auditing and accounting or other advisors and costs of printing all documents necessary in connection with the Conversion; and (e) out-of-pocket expenses incurred by Capital Resources in connection with the Conversion or any of the transactions contemplated hereby, including, without limitation, the fees of its attorneys, and reasonable communication and travel expenses, as limited by Section 2 hereof.

     SECTION 8. CONDITIONS TO CAPITAL RESOURCES' OBLIGATIONS. Capital Resources' obligations hereunder, as to the Shares to be delivered at the Closing Date, are subject to the condition that all representations and warranties and other statements of the Holding Company and the Association herein are, at and as of the commencement of the Subscription and Community Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Holding Company and the Association shall have performed in all material respects all of their obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) At the Closing Date, the Holding Company and the Association will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon them by the OTS.

     (b) The Registration Statement shall have been declared effective by the SEC and the Conversion Application approved by the OTS not later than 5:30 p.m. (eastern time) on the date of this Agreement, or with Capital Resources' consent at a later time and date; and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or threatened by the SEC or any state authority, and no order or other action suspending the authorization of the Prospectus or the consummation of the Conversion shall have been issued or proceedings therefore initiated or, to the Holding Company's or the Association's knowledge, threatened by the SEC, the OTS, the FDIC or any state authority.

     (c) At the Closing Date, Capital Resources shall have received:

     (1) The favorable opinion, dated as of the Closing Date addressed to Capital Resources and for its benefit, of B&A counsel for the Holding Company and the Association as to issues of law set forth below. The opinion of B&A shall in form and substance be to the effect that:

     (i) The Holding Company has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana.

     (ii) The Holding Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

     (iii) The Association was organized and is a validly existing federally chartered savings association in mutual form of organization and upon consummation of the Conversion will become an organized and validly existing federally chartered savings association in capital stock form of organization, in both instances duly authorized to conduct its business and own its property as described in the Registration Statement. The activities of the Association as described in the Prospectus, insofar as they are material to the operations and financial condition of the Association, are permitted by the rules and regulations of the OTS.

     (iv) The Association is a member of the FHLB-Indianapolis, and the deposit accounts of the Association are insured by the FDIC up to the maximum amount allowed under law and to such counsel's knowledge no proceedings for the termination or revocation of such insurance are pending or threatened; the description of the liquidation account as set forth in the Registration Statement and the Prospectus under the caption "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association - Liquidation Account" to the extent that it constitutes matters of law, summaries of legal matters, documents, proceedings or legal conclusions has been reviewed by such counsel and is accurate in all material respects.

     (v) On the Closing Date, the authorized, issued and outstanding capital stock of the Holding Company will be within the range set forth in the Registration Statement and the Prospectus under the caption "Capitalization," and to such counsel's knowledge no shares of Common Stock have been issued prior to the Closing Date; at the time of consummation of the Conversion, the Shares subscribed for pursuant to the Offerings will have been duly and validly authorized for issuance, and when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive rights provided by statute or the articles of incorporation of the Holding Company.

     (vi) The issuance and sale of the common stock of the Association to the Holding Company have been duly and validly authorized by all necessary corporate action on the part of the Holding Company and the Association and, upon payment therefor in accordance with the terms of the Plan of Conversion, the common stock of the Association will be duly and validly issued, fully paid and non-assessable and will be owned of record by the Holding Company to such counsel's knowledge, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

     (vii) This Agreement is a valid and binding obligation of the Holding Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings associations or savings and loan holding companies, or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except as the obligations of the Association and the Holding Company under the indemnification provisions of Sections 9 and 10 hereof may be limited by law or unenforceable as against public policy, as to which, no opinion need be expressed).

     (viii) The Plan has been duly adopted by the required vote of the Directors and, to such counsel's knowledge based on a certificate of the inspector of elections, by the members of the Association.

     (ix) Subject to the satisfaction of the conditions to the OTS's approval of the Conversion and the Holding Company Application, no further approval, registration, authorization, consent or other order of any regulatory agency, public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Conversion, except as may be required under Blue Sky laws or the regulations of the NASD. The

Conversion has been consummated in all material respects in accordance with all applicable provisions of the HOLA and the Conversion Regulations.

     (x) The Conversion Application including the Prospectus as filed with the OTS was complete in all material respects and has been approved by the OTS. The OTS has issued its order of approval under the savings and loan holding company provisions of the HOLA, and the purchase by the Holding Company of all of the issued and outstanding capital stock of the Association has been authorized by the OTS and to such counsel's knowledge, no action has been taken, or to counsel's knowledge is pending or threatened, to revoke any such authorization or approval .

     (xi) The Registration Statement is effective under the 1933 Act and to such counsel's knowledge, no stop order suspending the effectiveness has been issued under the 1933 Act or proceedings therefor initiated or threatened by the SEC.

     (xii) At the time the Conversion Application, including the Prospectus contained therein, was approved, the Conversion Application including the Prospectus contained therein (as amended or supplemented, if so amended or supplemented) complied as to form in all material respects with the requirements of all rules and regulations of the OTS (except as to the financial statements, other financial and statistical data and stock valuation and pro forma information included therein as to which such counsel need express no opinion); to such counsel's knowledge, all material documents and exhibits required to be filed with the Conversion Application (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the Conversion Application and the Prospectus contained therein of such documents and exhibits is accurate in all material respects. To such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS in approving the Conversion Application or in approving the Holding Company Application.

     (xiii) At the time that the Registration Statement became effective, (i) the Registration Statement (as amended or supplemented if so amended or supplemented) (other than the financial statements and other financial and statistical data and stock valuation and pro forma information included therein, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and
(ii) the Prospectus (other than the financial statements and other financial and statistical data and the stock valuation and pro forma information included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. To such counsel's knowledge, all material documents and exhibits required to be filed with the Registration Statement (as amended or supplemented, if so amended or supplemented) have been so filed. The description in the Registration Statement and the Prospectus of such documents and exhibits is accurate in all material respects.

     (xiv) The terms and provisions of the Common Stock of the Holding Company conform to the description thereof contained in the Registration Statement and the Prospectus, and the form of certificate used to evidence the Shares complies with applicable requirements of Indiana law.

     (xv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement and the Prospectus, other than those disclosed therein, provided that for this purpose, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Holding Company or the Association, or to such counsel, a present intention to initiate such litigation or proceeding.

     (xvi) To such counsel's knowledge, the Holding Company and the Association have obtained all licenses, permits and other governmental authorizations required for the conduct of their respective businesses, except where the failure to have such licenses, permits or authorizations would not have a material adverse effect on the business, financial condition, operations or income of the Holding Company and the Association on a consolidated basis, and, to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect.

     (xvii) To such counsel's knowledge neither the Holding Company nor the Association is in contravention of its articles of incorporation or its charter, respectively, or its bylaws (and the Association will not be in contravention of its charter or bylaws in stock form upon consummation of the Conversion) or, to such counsel's knowledge, in default or violation of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound which default or violation would be material to the business of the Holding Company and the Association considered as one enterprise; to such counsel's knowledge, the execution and delivery of this Agreement by the Holding Company and the Association, the incurring of the obligations herein set forth and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Holding Company and the Association, and, to such counsel's knowledge, will not constitute a material breach of, or default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Holding Company or the Association which are material to their business considered as one enterprise, pursuant to any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Holding Company or the Association is a party or by which any of them may be bound, or to which any of the property or assets of the Holding Company or the Association is subject. In addition to such counsel's knowledge, such action will not result in any material violation of the provisions of the articles of incorporation or bylaws of the Holding Company or the charter and bylaws of the Association.

     (xviii) To such Counsel's knowledge the Holding Company and the Association are not in violation of any directive from the OTS or the FDIC requiring them to make any material change in the method of conducting their business.

     (xix) The information in the Registration Statement and Prospectus under the captions "Regulation," "Restrictions on Acquisition of the Holding Company," "The Conversion - Effects of Conversion to Stock Form on Depositors and Borrowers of the Association - Tax Effects", "Taxation-Federal Taxation", and "Description of Capital Stock of the Holding Company" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is correct in all material respects (except as to the financial statements and other financial and statistical data and stock valuation and pro forma data included therein as to which such counsel need express no opinion).

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the United States, to the extent such counsel deems proper and specified in such opinion satisfactory to Capital Resources, upon the opinion of other counsel of good standing (providing that such counsel states that Capital Resources is justified in relying upon such specified opinion or opinions), and (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Holding Company and the Association and public officials (but not on conclusions of law which may be set forth in said certificates); provided copies of any such opinion(s) or certificates are delivered pursuant hereto or to Capital Resources together with the opinion to be rendered hereunder by special counsel to the Holding Company and the Association. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Holding Company or the Association.

     (2) The letter of B&A, counsel for the Holding Company and the Association addressed to Capital Resources, dated the Closing Date, in form and substance to the effect that:

     During the preparation of the Registration Statement and the Prospectus, such counsel participated in conferences with officers, directors and representatives of the Association and the Holding Company, representatives of the independent public accountants for the Holding Company and the Association and representatives of Capital Resources, at which the contents of the Registration Statement and Prospectus were discussed. Based upon such conferences and a review of corporate records of the Holding Company and the Association as such counsel conducted in connection with the preparation of the Registration Statement and Conversion Application, and on the basis of the foregoing (relying as to factual matters on officers' certificates and other statements of fact made by the Association and the Holding Company), nothing has come to such counsel's attention that would lead them to believe that the Registration Statement at the time it was declared effective or, the Prospectus as of its date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements schedules and other financial, statistical, valuation and pro forma data included or statistical methodology employed in the Registration Statement or Prospectus).

     (3) The favorable opinion, dated as of the Closing Date, of Malizia, Spidi, Sloane & Fisch, P.C., Capital Resources' counsel, with respect to such matters as Capital Resources may reasonably require. Such opinion may rely upon the opinions of counsel to the Holding Company and the Association, and as to matters of fact, upon certificates of officers and directors of the Holding Company and the Association delivered pursuant hereto or as such counsel shall reasonably request.

     (d) At the Closing Date, counsel to Capital Resources shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to render the opinion as herein contemplated and related proceedings or in order to evidence the occurrence or completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained.

     (e) At the Closing Date, Capital Resources shall receive a certificate of the Chief Executive Officer and the Treasurer of the Holding Company and of the Chief Executive Officer and Treasurer of the Association, dated as of such Closing Date, to the effect that: (i) they have carefully examined the Prospectus and, in their opinion, at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, in their opinion no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, or business affairs of the Holding Company or the Association, and the conditions set forth in this Section 8 have been satisfied; (iii) to their knowledge since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, capital, properties, or business affairs of the Holding Company or the Association, independently, or of the Holding Company and the Association considered as one enterprise, whether or not arising in the ordinary course of business; (iv) to the knowledge of such officers the representations and warranties in Section 4 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (v) to their knowledge, the Holding Company and the Association have complied with all material agreements and satisfied, in all material respects at or prior to the Closing Date, all obligations required to be met by such date and will in all material respects comply with all obligations to be satisfied by them after Conversion; (vi) to their knowledge no stop order suspending the effectiveness of the Registration Statement has been initiated or, to their knowledge, threatened by the SEC or any state authority; (vii) no order suspending the Subscription or Community Offerings, the Conversion, the acquisition of all of the shares of the Association by the Holding Company or the effectiveness of the Prospectus has been issued and to the best knowledge of the Holding Company or Association, no proceedings for that purpose have been initiated or threatened by the OTS, the SEC, the FDIC, or any state authority; and (viii) to their knowledge, no person has sought to obtain review of the final action of the OTS approving the Plan.

     (f) Prior to and at the Closing Date: (i) in the reasonable opinion of Capital Resources, there shall have been no material adverse change in the condition, financial or otherwise, or in the earnings, or the business affairs or business prospects of the Holding Company or the Association independently, or of the Holding Company or the Association, considered as one enterprise, since the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Holding Company or the Association from the latest date as of which the financial condition of the Holding Company or the Association is set forth in the Prospectus other than transactions referred to or contemplated therein; (iii) the Holding Company or the Association shall not have received from the OTS or the FDIC any direction (oral or written) to make any material change in the method of conducting their business with which it has not complied (which direction, if any, shall have been disclosed to Capital Resources) and which would reasonably be expected to have a material and adverse effect on the business, operations or financial condition or income of the Holding Company or the Association taken as a whole; (iv) neither the Holding Company nor the Association shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of and agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending, or, to the knowledge of the Holding Company or the Association, threatened against the Holding Company or the Association or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the business, operations, financial condition or income of the Holding Company or the Association, taken as a whole; and (vi) the Shares have been qualified or registered for offering and sale under the securities or blue sky laws of the jurisdictions as Capital Resources shall have requested and as agreed to by the Holding Company.

     (g) Concurrently with the execution of this Agreement, Capital Resources shall receive a letter from M&S, dated the date hereof and addressed to Capital
Resources: (i) confirming that M&S is a firm of independent public accountants within the meaning of the 1933 Act and the 1933 Act Regulations and no information concerning its relationship with or interests in the Holding Company and the Association is required to be disclosed in the Prospectus by the Conversion Regulations or Item 13 of the Registration Statement, and stating in effect that in M&S's opinion the financial statements of the

Association as are included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published rules and regulations of the SEC thereunder and the Conversion Regulations and generally accepted accounting principles; (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Association prepared by the Association, a reading of the minutes of the meetings of the Board of Directors and members of the Association and consultations with officers of the Association responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the latest audited financial statements included in the Prospectus to a specified date not more than five business days prior to the date hereof, there has been (1) any increase in the long term debt of the Association or (2) an increase of greater than [$20,000] in non performing assets (consisting of accruing loans past due 90 days or more, non-accruing loans and foreclosed assets) or (3) any decrease in the allowance for loan losses or (4) any decrease in total equity or (5) a decrease in net income when compared to the like period in 1997 or (6) any change in total assets of the Association in an amount greater than $[1,000,000] (excluding the proceeds of stock subscriptions); and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (g), they have compared with the general accounting records of the Holding Company and/or the Association, as applicable, which are subject to the internal controls of the Holding Company and/or the Association, as applicable, accounting system and other data prepared by the Holding Company and/or the Association, as applicable, directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Capital Resources may reasonably request; and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

     (h) At the Closing Date, Capital Resources shall receive a letter from M&S, dated the Closing Date, addressed to Capital Resources, confirming the statements made by its letter delivered by it pursuant to subsection (g) of this
Section 8, except that the "specified date" referred to in clause (ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (i) The Holding Company and the Association shall not have sustained since the date of the latest audited financial statements included in the Registration Statement and Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and Prospectus.

     (j) At or prior to the Closing Date, Capital Resources shall receive (i) a copy of the letter from the OTS authorizing the use of the Prospectus, (ii) a copy of the order from the SEC declaring the Registration Statement effective,
(iii) a copy of a certificate from the OTS evidencing the corporate existence of the Association, (iv) certificate of good standing from the State of Indiana evidencing the good standing of the Holding Company and (v) a copy of the letter from the OTS approving the Holding Company Application.

     (k) As soon as available after the Closing Date, Capital Resources shall receive a copy of the Association's certified stock charter.

     (1) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading being fixed, or maximum ranges for prices for securities being required by either of such exchanges or the NASD or by order of the SEC or any other governmental authority; (ii) a general moratorium on the operations of commercial banks or federal savings banks or general moratorium on the withdrawal of deposits from commercial banks or federal savings banks declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities if, as to clauses (iii) or (iv), the effect of such hostilities or decline, in Capital Resources' reasonable judgment, makes it impracticable or inadvisable to proceed with the Subscription or Community Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

     All such opinions, certifications, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Capital Resources and its counsel, satisfactory to Capital Resources and its counsel. Any certificates signed by an officer or director of the Holding Company or the Association and delivered to Capital Resources or its counsel shall be deemed a representation and warranty by the Holding Company or the Association to Capital Resources as to the statements made therein.

     If any of the conditions specified in this Section shall not have been fulfilled when and as required by this Agreement, this Agreement and all of Capital Resources' obligations hereunder may be canceled by Capital Resources by notifying the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 2, 7, 9 and 10 hereof. Notwithstanding the above, if this Agreement is canceled pursuant to this paragraph, the Holding Company and the Association jointly and severally agree to reimburse Capital Resources for all out-of-pocket expenses, (including without limitation the fees and expenses of Capital Resources' counsel) reasonably incurred by Capital Resources and Capital Resources' counsel at its normal rates, in connection with the preparation of the Registration Statement and the Prospectus, and in contemplation of the proposed Subscription or Community Offerings to the extent provided for in Sections 2 and 7 hereof.

     SECTION 9.  INDEMNIFICATION.

     (a) The Holding Company and the Association jointly and severally agree to indemnify and hold harmless Capital Resources, its officers, directors, agents and employees and each person, if any, who controls or is under common control with Capital Resources within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that Capital Resources or any of them may suffer or to which Capital Resources and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by Capital Resources or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application or any Blue Sky application or other instrument or document of the Holding Company or the Association or based upon written information supplied by the Holding Company or the Association filed in any state or jurisdiction to register or qualify any or all of the Shares or the subscription rights applicable thereto under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement, or communication ("Sales Information") prepared, made or executed by or on behalf of the Holding Company with its consent or based upon written or oral information furnished by or on behalf of the Holding Company or the Association, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof; (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or,
(iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information or other documentation distributed in connection with the Conversion; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application, the Prospectus (or any amendment or supplement thereto), or Sales Information made in reliance upon and in conformity with written information furnished to the Holding Company or the Association by Capital Resources regarding Capital Resources expressly for use under the captions "The Conversion - The Subscription, Direct Community and Syndicated Community Offerings - Syndicated Community Offering," "- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings," or "- Description of Sales Activities" in the Prospectus nor is indemnification required for material oral misstatements made by Capital Resources, which are not based upon information provided by the Association or the Holding Company orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information distributed in connection with the Conversion. In addition, the Association and the Holding Company will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or action is expressly found in a final judgment by a court of competent jurisdiction to have resulted from Capital Resources' bad faith or gross negligence.

     (b) Capital Resources agrees to indemnify and hold harmless the Holding Company and the Association, their directors and officers, agents, servants and employees and each person, if any, who controls the Holding Company or the Association within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Holding Company, the Association and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the preliminary or final Prospectus (or any amendment or supplement thereto), or the Conversion Application or any Blue Sky Application or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Capital Resources obligations under this
Section 9(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), or the Conversion Application, any Blue Sky Application or Sales Information in reliance upon and in conformity with written information furnished to the Holding Company or the Association by Capital Resources regarding Capital Resources expressly for use under the caption "The Conversion
- The Subscription, Direct Community and Syndicated Community Offering - Syndicated Community Offering," "- Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings," "- Description of Sales Activities" in the Prospectus or in the event of oral misstatements made by Capital Resources, which are not based upon information provided by the Association or the Holding Company orally or in writing or based on information contained in the Registration Statement (or any amendment or supplement thereto), Prospectus (or any amendment or supplement thereto), the Conversion Application, any Blue Sky Application or Sales Information distributed in connection with the Conversion. In addition, Capital Resources will not be liable under the foregoing provisions to the extent that the loss, claim, damage, liability or action is expressly found in a final judgment by a court of competent jurisdiction to have resulted from the Association's or the Holding Company's bad faith or gross negligence.

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 9 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) This Section 9 and Section 10 hereof and the representations and warranties of the Holding Company and the Association set forth in this Agreement shall survive, remain operative and in full force and effect regardless of any termination of this Agreement.

     (e) No indemnification by the Association under Section 9(a) hereof nor contribution under Section 10 hereof shall be effective if the same shall be deemed to be in violation of any law, rule or regulation applicable to the Association including, without limitation, Section 23A of the Federal Reserve Act. If the indemnification or contribution by the Association is not effective pursuant to the preceding sentence, then the indemnification by Capital Resources pursuant to Section 9(b) shall be given only to the Holding Company, its directors and officers, agents, servants and employees and not to the Association, its directors and officers, agents, servants and employees and the Association shall not be entitled to any contribution from Capital Resources pursuant to Section 10.

     SECTION 10. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 9 is due in accordance with its terms but is for any reason unavailable as a result of Section 9(e) or held by a court to be unavailable from the Holding Company, the Association or Capital Resources, the Holding Company, the Association and Capital Resources shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Holding Company or the Association or Capital Resources from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that Capital Resources is responsible for that portion represented by the percentage that the fees paid to Capital Resources pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the Holding Company from the sale of the Shares in the Subscription and Community Offerings and the Holding Company and the Association shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Holding Company and the Association on the one hand and Capital Resources on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Holding Company and the Association on the one hand and Capital Resources on the other from the offering as well as any other relevant equitable considerations. The relative benefits received by the Holding Company and the Association on the one hand and Capital Resources on the other shall be deemed to be in the same proportion as the total gross proceeds from the Subscription and Community Offerings (before deducting expenses) received by the Holding Company bear to the total fees (not including expenses) received by Capital Resources. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holding Company and/or the Association on the one hand or Capital Resources on the other and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holding Company, the Association and Capital Resources agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this
Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Capital Resources shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Capital Resources under this Agreement. It is understood that the above-stated limitation on Capital Resources' liability is essential to Capital Resources and that Capital Resources relied upon such limitation and would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Holding Company and the Association under this Section 10 and under Section 9 shall be in addition to any liability which the Holding Company and the Association may otherwise have. For purposes of this Section 10, each of Capital Resources', the Holding Company's or the Association's officers and directors and each person, if any, who controls Capital Resources or the Holding Company or the Association within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the

Holding Company and the Association. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 10, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 10. This
Section 10 is subject to and limited by the provisions of Section 23A of the Federal Reserve Act, as applicable.

     SECTION 11. SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES. The respective indemnities of the Holding Company, the Association and Capital Resources and the representations and warranties and other statements of the Holding Company and the Association set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Capital Resources, the Holding Company, the Association or any indemnified person referred to in Section 9 hereof, and shall survive the issuance of the Shares, and any legal representative, successor or assign of Capital Resources, the Association, and any such indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     SECTION 12. TERMINATION. Capital Resources may terminate this Agreement by giving the notice indicated below in this Section at any time after this Agreement becomes effective as follows:

     (a) In the event the Holding Company fails to sell all of the Shares within the period specified, and in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Association to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 2, 7, 9 and 10 hereof.

     (b) If any of the conditions specified in Section 8 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by Capital Resources, this Agreement and all of Capital Resources obligations hereunder may be canceled by Capital Resources by notifying the Association of such cancellation in writing or by telegram at any time at or prior to the Closing Date, and, any such cancellation shall be without liability of any party to any other party except as set forth in Sections 2, 7, 9 and 10 hereof.

     (c) If Capital Resources elects to terminate this Agreement as provided in this section, the Holding Company and the Association shall be notified as provided in Section 13 hereof, promptly by Capital Resources by telephone or telegram, confirmed by letter.

     SECTION 13. NOTICES. All communications hereunder, except as herein otherwise specifically provided, shall be mailed in writing and if sent to Capital Resources shall be mailed, delivered or telegraphed and confirmed to Capital Resources, Inc., 1211 Connecticut Avenue, N.W., Suite 700, Washington, D.C. 20036 Attention: Ms. Catherine K. Rochester (with a copy to Malizia, Spidi, Sloane & Fisch, P.C., 1301 K. Street, N.W., Suite 700 East, Washington, D.C. 20005, Attention: John J. Spidi, Esq.) and, if sent to the Holding Company and the Association, shall be mailed, delivered or telegraphed and confirmed to the Holding Company and the Association at 819 Main Street, Tell City, Indiana, 47586, Attention: Mr. Carl D. Smith (with a copy to Breyer & Aguggia, 1300 I Street, N.W., Suite 470 East, Washington D.C., Attention: Paul M. Aguggia, Esq.)

     SECTION 14. PARTIES. The Holding Company and the Association shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of Capital Resources when the same shall have been given by the undersigned. Capital Resources shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf or the Holding Company or the Association, when the same shall have been given by the undersigned or any other officer of the Holding Company or the Association. This Agreement shall inure solely to the benefit of, and shall be binding upon, Capital Resources and the Holding Company, the Association and the controlling persons referred to in Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     SECTION 15. CLOSING. The closing for the sale of the Shares shall take place on the Closing Date at the offices of B&A, or such other location as mutually agreed upon by Capital Resources, the Holding Company and the Association. At the closing, the Association shall deliver to Capital Resources in next day funds the commissions, fees and expenses due and owing to Capital Resources as set forth in Sections 2 and 7 hereof and the opinions and certificates required hereby and other documents deemed reasonably necessary by Capital Resources shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus.

     SECTION 16. PARTIAL INVALIDITY. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     SECTION 17. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the District of Columbia.

     SECTION 18. COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

     SECTION 19. HEADINGS. Section headings are not to be considered part of this Agreement, are for convenience and reference only and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

     SECTION 20.  ENTIRE AGREEMENT: AMENDMENT.   This Agreement represents the
entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for (i) the engagement letter, dated November 18, 1997 by and between Capital Resources and the Association relating to Capital Resources providing marketing agent services to the Holding Company and the Association in connection with the Conversion and (ii) the two other engagement letters, also dated 11/18/97, by and between Capital Resources Group, Inc. and the Association, relating to Capital Resources Group, Inc. providing records management services, and appraisal and business planning assistance to the Association in connection with the Conversion. In the event of a conflict between any provision of this Agreement and any provision of any of the other writings identified in the preceding sentence, the provisions of this Agreement shall control. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     Time shall be of the essence of this Agreement.

     If the foregoing correctly sets forth the arrangement among the Holding Company, the Association and Capital Resources, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and Capital Resources' acceptance shall constitute a binding agreement.

                                    Very truly yours,

                                    PCB HOLDING COMPANY


                                    By:
                                        --------------------------------
                                        Carl Smith, President and
                                        Chief Executive Officer



                                    PEOPLES BUILDING AND LOAN ASSOCIATION, F.A.


                                    By:
                                         -------------------------------
                                         Carl Smith, President and
                                         Chief Executive Officer



Accepted as of the date first above written.

CAPITAL RESOURCES, INC.


By:
     -------------------------------------
     Catherine K. Rochester, President

                                   EXHIBIT A


BROKER                           APPROVED STATES
------                           ---------------

Capital Resources                California
                                 Colorado
                                 Connecticut
                                 District
                                 Florida
                                 Georgia
                                 Idaho
                                 Illinois
                                 Indiana
                                 Iowa
                                 Kansas
                                 Kentucky
                                 Louisiana
                                 Maryland
                                 Massachusetts
                                 Michigan
                                 Minnesota
                                 Missouri
                                 New Jersey
                                 New Mexico
                                 New York
                                 North Carolina
                                 Nevada
                                 Ohio
                                 Oregon
                                 Pennsylvania
                                 South Carolina
                                 Tennessee
                                 Texas
                                 Virginia
                                 Washington
                                 West Virginia
                                 Wisconsin

                              PCB Holding Company
                      (an Indiana-chartered corporation)
                             Up to 396,750 Shares
                          (Par Value $0.01 Per Share)
                      Form of Selected Dealers' Agreement


                                             , 1998

[                     ]
[                     ]
[                     ] [         ], [        ]

Gentlemen:

     We have agreed to assist PCB Holding Company (the "Company") and Peoples Building and Loan Association, a federally chartered mutual savings association (the "Bank"), in connection with the offer and sale of up to 396,750 shares of the Company's common stock, $0.01 par value (the "Shares"), to be issued in connection with the conversion of the Bank to a federally chartered stock savings association (the "Conversion"). The total number of Shares may be decreased to a minimum of 255,000 Shares. The Shares, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated ______, 1998 (the "Prospectus").

     In connection with its Conversion, the Company has offered the Shares in a Subscription Offering to certain account holders and other members of the Bank as well as in a Direct Community Offering. The Shares are also being offered in accordance with the Plan of Conversion by a selling group of broker-dealers.

     We are offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares and we will pay you a fee in the amount of _____ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you, as evidenced by the authorized designation of your firm on the order form or forms of such Shares accompanying the funds transmitted for payment therefor to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the offering, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder.

     Each order form for the purchase of Shares must set forth the identity and
                                                ----               --------
address of each person to whom the certificates for such Shares should be issued
-------
and delivered. Such order form should clearly identify your firm. You shall instruct any subscriber who elects to send his order form to you to make any accompanying check payable to "PCB Holding Company"

[SELECTED DEALER]
[       ] [ ], 1998
Page 2


     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") who are to comply with all applicable rules of the NASD, including without limitation, the "Free-Riding and Withholding" interpretation (IM-2110-1) of the Board of Governors of the NASD and Conduct Rule 2740 of the NASD's Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD who agree (A) not to sell any Common Stock within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation and Conduct Rules 2878, 2740 and 2750 as if they were NASD members, and Conduct Rule 2420 as it applies to non-member brokers or dealers in a foreign country.

     Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company and the Bank, reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of the Shares. No selected dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No selected dealer shall engage in any stabilizing (as defined in Regulation M promulgated under the Securities Exchange Act of 1934, as amended) with respect to the Shares during the offering.

     We and each selected dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934, as amended and applicable state rules and regulations. In addition, we and each selected dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934, as amended, as requiring that a Prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each selected dealer further agree to the extent that our customers desire to pay for shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934, as amended, either (a) upon receipt of an executed order form or direction to execute an order on behalf of a customer, to forward the offering price for the Shares ordered on or before twelve noon of the business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customer indicating interest to confirm the interest and give an order form or to receive authorization to execute the order form on the customer's behalf, (ii) we will mail acknowledgements of receipt of orders

[SELECTED DEALER]
[       ] [ ], 1998
Page 3


to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i) and (iv) we will forward completed order forms together with such funds to the Company on or before twelve noon on the next business day following the debit date for deposit in a segregated account. We and each selected dealer acknowledge that if the procedure in (b) is adopted, our customers' funds are not required to be in their accounts until the debit date. We and each selected dealer agree that no method of payment, other than as set forth in this paragraph, will be employed for shares of Shares sold pursuant to this Agreement.

     Unless earlier terminated by us, this Agreement shall terminate upon the closing date of this offering. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of shares of Shares sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect of all matters pertaining to the offering. We shall be under no liability to you except for the lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Shares has been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the District of Columbia.

[SELECTED DEALER]
[       ] [ ], 1998
Page 4


     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Capital Resources, Inc., 1211 Connecticut Avenue, N.W., Suite 200, Washington, D.C. 20036. The enclosed duplicate copy will evidence the agreement between us.

                                                Sincerely,

                                                CAPITAL RESOURCES, INC.


                                                By:
                                                   --------------------------

[SELECTED DEALER]
[       ] [ ], 1998
Page 5



CONFIRMATION:

     We hereby confirm our agreement to participate in the solicitation of offers to purchase Shares upon the terms and conditions set forth herein and certify that we are a member in good standing of the National Association of Securities Dealers, Inc.



[SELECTED DEALER]



By:
   -------------------

Date:  [           ]  [    ], 1998